SCHEDULE 14A
                                 (RULE 14a-101)


                     INFORMATION REQUIRED IN PROXY STATEMENT


                            SCHEDULE 14A INFORMATION

           PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                      EXCHANGE ACT OF 1934 (AMENDMENT NO. )

Filed by the Registrant /X/
Filed by a Party other than the Registrant / /

Check the appropriate box:
/ /  Preliminary Proxy Statement
/X/  Definitive Proxy Statement
/ / Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
/ /  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                      NETWORK EQUIPMENT TECHNOLOGIES, INC.
                (Name of Registrant as Specified In Its Charter)


  ----------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/  No fee  required.
/ / Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     (1) Title of each class of securities to which transaction applies:

          ----------------------------------------------------------------------

     (2) Aggregate number of securities to which transaction applies:

          ----------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

          ----------------------------------------------------------------------

     (4) Proposed maximum aggregate value of transaction:

          ----------------------------------------------------------------------

     (5) Total fee paid:

          ----------------------------------------------------------------------

/ /  Fee paid previously with preliminary materials.
/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

          ----------------------------------------------------------------------

     (2)  Form, Schedule or Registration Statement No.:

          ----------------------------------------------------------------------

     (3)  Filing Party:

          ----------------------------------------------------------------------

     (4)  Date Filed:

          ----------------------------------------------------------------------

                   [NETWORK EQUIPMENT TECHNOLOGIES, INC. LOGO]

                                800 SAGINAW DRIVE
                         REDWOOD CITY, CALIFORNIA 94063

                    NOTICE OF SPECIAL MEETING OF STOCKHOLDERS
                                 MARCH 10, 1998

DEAR STOCKHOLDER:



     You are cordially invited to attend a special meeting (the "Special Meeting") of the stockholders of Network Equipment Technologies, Inc. (the "Company"), a Delaware corporation, to be held on March 10, 1998, at 10:00 a.m. local time, at the principal offices of the Company, 800 Saginaw Drive, Redwood City, California 94063. At the Special Meeting, you will be asked to consider and vote on a proposal to approve and adopt the Network Equipment Technologies, Inc. 1998 Employee Stock Purchase Plan (the "1998 Purchase Plan"). No other business shall be transacted at the Special Meeting.

     The 1998 Purchase Plan is more fully described in the Proxy Statement accompanying this Notice.

     Only stockholders of record at the close of business on January 30, 1998 are entitled to notice of and to vote at the meeting and at any continuation or adjournment thereof.

                                   By order of the Board of Directors,

                                   CRAIG M. GENTNER
                                   SECRETARY

Redwood City, California
February 5, 1998

     ALL STOCKHOLDERS ARE CORDIALLY INVITED TO ATTEND THE SPECIAL MEETING IN PERSON. HOWEVER, TO ENSURE YOUR REPRESENTATION AT THE SPECIAL MEETING, YOU ARE URGED TO VOTE, SIGN, AND RETURN THE ENCLOSED PROXY CARD AS PROMPTLY AS POSSIBLE IN THE POSTAGE-PREPAID ENVELOPE ENCLOSED FOR THAT PURPOSE.

                   [NETWORK EQUIPMENT TECHNOLOGIES, INC. LOGO]

                                800 SAGINAW DRIVE
                         REDWOOD CITY, CALIFORNIA 94063

                                 PROXY STATEMENT
                     FOR THE SPECIAL MEETING OF STOCKHOLDERS
                                   TO BE HELD
                                 MARCH 10, 1998

     The enclosed proxy is solicited by the Board of Directors of Network Equipment Technologies, Inc. (the "Company"), a Delaware corporation, for use at the Special Meeting of Stockholders to be held at 10:00 a.m. on March 10, 1998, and at any postponement or adjournment thereof (the "Special Meeting") at the principal offices of the Company located at 800 Saginaw Drive, Redwood City, California 94063. Stockholders of record on January 30, 1998 will be entitled to notice of and to vote at the Special Meeting.

     The Company intends to mail this Proxy Statement and accompanying proxy card (the "Proxy") on approximately February 6, 1998. On January 30, 1998, there were outstanding and entitled to vote 21,390,840 shares of Common Stock of the Company ("Common Stock").

VOTING

     By properly marking, dating, signing and returning the enclosed proxy card, the shares represented on the card will be voted at the Special Meeting in accordance with the instructions of the stockholder. Each stockholder is entitled to one (1) vote for each share of Common Stock held by such stockholder. All votes will be tabulated by the inspector of election appointed for the Special Meeting, who will separately tabulate affirmative and negative votes, abstentions and broker non-votes. Abstentions and broker non-votes will be counted in determining whether a quorum is present at the Special Meeting. In addition, abstentions will be counted toward the tabulation of votes cast on proposals presented to the stockholders and will have the same effect as negative votes, whereas broker non-votes will not be counted for purposes of determining whether a proposal has been approved or not.

     Any person giving a proxy has the power to revoke it at any time before its exercise at the Special Meeting by delivering to the Secretary of the Company at 800 Saginaw Drive, Redwood City, California 94063, a written revocation or a duly executed proxy bearing a later date, or by attending the Special Meeting and voting in person.

SOLICITATION

     The Company will bear the entire cost of solicitation, including the preparation, assembly, printing and mailing of this Proxy and any additional soliciting materials furnished to stockholders. The Company does not presently intend to solicit proxies other than by mail. The Company reserves the right to have an outside solicitor conduct the solicitation of proxies and to pay such solicitor for its services.

STOCK OWNERSHIP OF FIVE PERCENT STOCKHOLDERS, DIRECTORS, AND CORPORATE OFFICERS

     The following table sets forth certain information, as of December 31, 1997 (except as otherwise noted), regarding ownership of the Company's Common Stock by (i) each person known by the Company to be the beneficial owner of five percent (5%) or more of the Company's Common Stock, (ii) each Director, (iii) the Company's Chief Executive Officer and each of the Company's four other most highly compensated Corporate Officers for the fiscal year ended March 31, 1997 (the "Named Corporate Officers"), and (iv) all Corporate Officers and Directors as a group. Unless otherwise indicated, each of the stockholders has sole voting and investment power with respect to the shares beneficially owned, subject to community property laws where applicable.


Five Percent (5%) Stockholders,                                  Approximate
  Directors, Named Corporate                                    Percentage of
Officers, and all Directors and              Number of           Outstanding
 Corporate Officers as a Group                Shares              Shares (1)
-------------------------------              ---------          -------------

Kopp Investment Advisors, Inc.(2)            4,142,865               19.4%
6600 France Avenue South #672
Edina, MN 55435

State of Wisconsin Investment Board(3)       2,008,200                9.4%
121 East Wilson Street
Madison, WI 53707

R. Eliot King & Associates, Inc.(4)          1,190,525                5.6%
3000 Sand Hill Road #2, Suite 245
Menlo Park, CA 94025

RCM Capital Managment(5)                     1,162,500                5.5%
Four Embarcadero Center
San Francisco, CA 94111

Dixon R. Doll(6)                               167,791                 *

James K. Dutton(7)                              21,698                 *

Samuel H. Ezekiel(8)                            16,145                 *

Joseph J. Francesoni(9)                        273,437                1.3%

Craig M. Gentner(10)                            35,708                 *

Walter J. Gill(11)                              85,000                 *

Raymond E. Peverell(12)                         59,958                 *

George M. Scalise(13)                            1,000                 *

G. Michael Schumacher(14)                       27,841                 *

Hans A. Wolf(15)                                49,383                 *

All Corporate Officers and Directors
as a group
(fourteen persons)(16)                         905,699                4.2%

----------
* Represents less than 1% of the outstanding shares.

(1) Applicable percentage of ownership is based on 21,324,161 shares of Common Stock outstanding as of December 31, 1997.

(2) Based on information provided to the Company as of January 29, 1998, Kopp Investment Advisors ("KIA") has sole voting and investment power with respect to 308,500 of the shares and no voting power or economic ownership with respect to 3,834,365 of the shares shown opposite its name.

(3) Based on a Schedule 13G/A filed by State of Wisconsin Investment Board ("Wisconsin Investment") with the SEC on January 22, 1998. Wisconsin Investment has sole voting and dispositive power with respect to all shares shown opposite its name.

(4) Based on a Schedule 13G filed by R. Eliot King & Associates, Inc. ("King") on January 28, 1998. King has shared voting and dispositive power with respect to all of the shares shown opposite its name. John K. Nelson, the President and a Director of King, is reported to beneficially own 1,150,925 of the shares of the Company, of which Mr. Nelson has sole voting and dispositive power with respect to 4,825 shares and shared voting and dispositive power with respect to 1,146,100 shares.

(5) Based on information provided to the Company as of January 29, 1998, RCM Capital Management has sole voting and investment power with respect to 1,002,400 of the shares opposite its name.

(6) Includes the following shares as to which Dr. Doll disclaims beneficial ownership: 200 shares owned by a son and 4,800 shares owned by International Synergies,Ltd., a corporation in which Dr. Doll has a beneficial interest. Includes 80,994 shares issuable within 60 days of December 31, 1997, upon exercise of outstanding options.

(7) Includes 17,698 shares issuable within 60 days of December 31, 1997, upon exercise of outstanding options.

(8) Includes 12,395 shares issuable within 60 days of December 31, 1997, upon exercise of outstanding options.

(9) Includes 253,437 shares issuable within 60 days of December 31, 1997, upon exercise of outstanding options.

(10) Includes 27,708 shares issuable within 60 days of December 31, 1997, upon exercise of outstanding options.

(11) Includes 10,000 shares issuable within 60 days of December 31, 1997, upon exercise of outstanding options.

(12) Includes 53,958 shares issuable within 60 days of December 31, 1997, upon exercise of outstanding options.

(13) Includes zero shares issuable within 60 days of December 31, 1997, upon exercise of outstanding options.

(14) Includes 27,004 shares issuable within 60 days of December 31, 1997, upon exercise of outstanding options.

(15) Includes 48,883 shares issuable within 60 days of December 31, 1997, upon exercise of outstanding options.

(16) See notes (6) through (15) above. Includes 666,587 shares issuable within 60 days of December 31, 1997, upon exercise of outstanding options and 27,750 shares purchased under the 1988 Restricted Stock Award Plan that are unvested as of December 31, 1997.

                  APPROVAL OF 1998 EMPLOYEE STOCK PURCHASE PLAN

     The Board of Directors believes that an employee stock purchase plan is crucial to the Company's ability to retain and recruit highly qualified employees. The employee stock purchase plan provides a significant incentive to all employees participating in the plan to perform their responsibilities in ways that increase return on equity to the Company's stockholders. Stock purchase plans also foster positive relations by assisting employees in acquiring Company Common Stock and helping provide for their future financial security.

     The proposed 1998 Employee Stock Purchase Plan (the "1998 Purchase Plan") will be the successor to the Company's 1990 Employee Stock Purchase Plan (the "1990 Purchase Plan"). It has been over four years since the stockholders approved an additional 750,000 shares for issuance under the 1990 Purchase Plan. The 1990 Purchase Plan will terminate after the current purchase period ends on April 30, 1998.

     The Company is well into a significant product transition and will soon be moving its headquarters from Redwood City, California to Fremont, California. Future success of the Company is highly dependent on motivated and focused employees. The Board of Directors believes that the establishment of a new employee stock purchase plan will contribute to the Company's success.

     The Board of Directors recommends approval of the Company's 1998 Employee Stock Purchase Plan.

DESCRIPTION OF THE PROPOSAL

     The proposed 1998 Purchase Plan provides that a total of 600,000 shares may be issued to employees who purchase the Company's Common Stock thereunder. In addition, any shares remaining under the 1990 Purchase Plan after the current purchase period ends on April 30, 1998 will be issued under the 1998 Purchase Plan.

1998 PURCHASE PLAN DESCRIPTION

     THE CURRENT TERMS AND PROVISIONS OF THE 1998 PURCHASE PLAN ARE SUMMARIZED BELOW. THE SUMMARY DOES NOT PURPORT TO BE A COMPLETE DESCRIPTION OF THE 1998 PURCHASE PLAN. COPIES OF THE 1998 PURCHASE PLAN DOCUMENT MAY BE OBTAINED BY ANY STOCKHOLDER UPON WRITTEN REQUEST TO THE SECRETARY OF THE COMPANY AT THE CORPORATE OFFICE IN REDWOOD CITY, CALIFORNIA.

     All employees, including officers and directors who are employees, regularly employed 20 or more hours per week and five or more months each year by the Company, or its designated subsidiaries, will be eligible to participate in the 1998 Purchase Plan as of the first enrollment date following employment by the Company or a designated subsidiary. Notwithstanding the above, any person who holds 5% or more of the Common Stock of the Company or any of its subsidiaries is prohibited from participating in the 1998 Purchase Plan. Employees who participated in the 1990 Purchase Plan will be eligible to participate in the 1998 Purchase Plan. Any eligible employee may enroll in the 1998 Purchase Plan on the enrollment dates established by the administrator of the 1998 Purchase Plan. Currently, the enrollment dates are scheduled to be the first trading day of May, September or January of each year. As of December 31, 1997, approximately 1,171 employees of the Company were eligible to participate in the predecessor 1990 Purchase Plan, 521 of whom were participating.

     The 1998 Purchase Plan is administered by the Board of Directors (the "Board") of the Company or a committee established by the Board. The Board may amend or terminate the 1998 Purchase Plan at any time; however, stockholder approval is required for amendments which would increase the number of shares subject to the 1998 Purchase Plan. The Company must also solicit stockholder approval to the extent required by Section 423 of the Internal Revenue Code of 1986, as amended (the "Code") or other applicable laws, rules or regulations, or if the Board determines stockholder approval is advisable.

     Participating employees may elect to make contributions to the 1998 Purchase Plan at a rate equal to any whole percentage, up to a maximum of 15% of the employee's gross pay per pay period. Gross pay shall include an employee's regular basic earnings and shall not include (i) overtime payments, bonuses, commissions, profit-sharing distributions or other incentive-type payment, and
(ii) any contributions by the Company or its corporate affiliates for the employee's benefit under a health or welfare plan. The length of each offering period is established from time to time by the plan administrator, but may not exceed 24 months. The initial offering period for the 1998 Purchase Plan is scheduled to be one year commencing on May 1, 1998, and the offering period will have three purchase periods of four months each. On the last trading day of each purchase period (or other purchase dates established by the plan administrator pursuant to the 1998 Purchase Plan), the Company will apply the funds then in the employee's account to the purchase of shares. The cost for each share purchased is 85% of the lower of the closing prices of the Common Stock on the purchase date and the first trading day in the enrollment period in which the purchase is made.

     A participant may elect to terminate contributions to the 1998 Purchase Plan at any time by giving written notice to the Company. Any such election will take effect on the soonest practicable payroll date following receipt of such notice by the Company, and the participant will be deemed to have withdrawn from the 1998 Purchase Plan immediately following the next purchase date. No employee is permitted under the 1998 Purchase Plan to purchase Common Stock at a rate which exceeds the lesser of (i) the rate set by the plan administrator, and (ii) $25,000 of fair market value of Common Stock (determined as of the enrollment date).

CERTAIN FEDERAL INCOME TAX CONSEQUENCES

     THE FOLLOWING SUMMARY OF UNITED STATES FEDERAL INCOME TAX CONSEQUENCES IS BASED UPON EXISTING STATUTES, REGULATIONS AND INTERPRETATIONS THEREOF. THE APPLICABLE RULES ARE COMPLEX, AND INCOME TAX CONSEQUENCES

MAY VARY DEPENDING UPON THE PARTICULAR CIRCUMSTANCES OF EACH PLAN PARTICIPANT. THIS PROXY STATEMENT DESCRIBES UNITED STATES FEDERAL INCOME TAX CONSEQUENCES OF GENERAL APPLICABILITY, BUT DOES NOT PURPORT TO DESCRIBE EITHER PARTICULAR CONSEQUENCES TO EACH INDIVIDUAL PLAN PARTICIPANT OR FOREIGN, STATE OR LOCAL INCOME TAX CONSEQUENCES, WHICH MAY DIFFER FROM THE UNITED STATES FEDERAL INCOME TAX CONSEQUENCES.

     In general, participants will not have taxable income or loss under the 1998 Purchase Plan until they sell or otherwise dispose of shares acquired under the 1998 Purchase Plan (or die holding such shares). If the shares are held, as of the date of sale or disposition, for longer than both: (i) two years after the beginning of the enrollment period during which the shares were purchased; and (ii) one year following purchase, a participant will have taxable ordinary income equal to 15% of the fair market value of the shares on the first day of the enrollment period (but not in excess of the gain on the sale). Any additional gain from the sale will be long-term capital gain. The Company is not entitled to an income tax deduction if the holding periods are satisfied.

     If the shares are disposed of before the expiration of both of the foregoing holding periods (a "disqualifying disposition"), a participant will have taxable ordinary income equal to the excess of the fair market value of the shares on the purchase date over the purchase price. In addition, the participant will have taxable capital gain (or loss) measured by the difference between the sale price and the participant's purchase price plus the amount of ordinary income recognized, which gain (or loss) will be long-term if the shares have been held as of the date of sale for more than one year. The Company is entitled to an income tax deduction equal to the amount of ordinary income recognized by a participant in a disqualifying disposition.

     The tax consequences to non-U.S. employees are governed by foreign law, which typically does not offer the same tax advantages as United States law.

EMPLOYEE STOCK PURCHASE PLAN BENEFITS

     As of January 31, 1998, no shares have been issued under the 1998 Purchase Plan. The following table shows the number of shares issued under the 1990 Purchase Plan to the persons and the groups named below in the year ended December 31, 1997 and the "Dollar Value" of those shares. The "Dollar Value" is the difference between the fair market value of the Common Stock on the dates of purchase and the participant's purchase price.

                                 PLAN BENEFITS
                        1990 EMPLOYEE STOCK PURCHASE PLAN


                                                                                         NUMBER OF       DOLLAR
NAME AND POSITION                                                                      SHARES ISSUED     VALUE
-------------------------------------------------------------------------------------  -------------   ----------
Joseph J. Francesconi, President & Chief Executive Officer...........................           0               0

Raymond E. Peverell, Senior Vice President, Sales & Support..........................           0               0

G. Michael Schumacher, Senior Vice President, Product Operations.....................         900      $   13,994

Craig M. Gentner, Senior Vice President & Chief Financial Officer....................           0               0

Samuel H. Ezekiel, Senior Vice President, Marketing..................................           0               0

Corporate Officers as a Group........................................................       1,410      $   21,926

Non-Officer Employee Group...........................................................     219,033      $3,403,003

STOCKHOLDER VOTE

     The affirmative vote of a majority of the votes that could be cast by stockholders who are present or represented at the Special Meeting is required to adopt the 1998 Purchase Plan. Properly executed, unrevoked proxies will be voted FOR adoption of the 1998 Purchase Plan unless a vote against adoption of the 1998 Purchase Plan or abstention is specifically indicated in the proxy.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ADOPTION OF THE PROPOSED EMPLOYEE STOCK PURCHASE PLAN.


                              STOCKHOLDER PROPOSALS

     The only business to be conducted and acted upon at the Special Meeting is the proposal to approve and adopt the 1998 Purchase Plan. Proposals of stockholders that are intended to be presented at the Company's Annual Meeting of Stockholders to be held in 1998 must be received by the Company no later than February 25, 1998 in order to be included, if appropriate, in the Proxy Statement and Proxy relating to that meeting.

     In addition, pursuant to the Company's Bylaws, in order for any stockholder to propose any business (including nominations for Director) at an annual meeting, such stockholder is required to provide the Company with advance written notice at least sixty (60) days prior to such meeting (no later than June 12, 1998 with respect to the Annual Meeting to be held August 11, 1998). The notice must contain certain information regarding such stockholder (and any nominee for Director), any arrangements between the stockholder and the nominee, and any other information regarding such nominee or each matter of business proposed by the stockholder that would be required to be disclosed in a proxy statement filed with the Securities and Exchange Commission for solicitations of proxies to approve such proposed business.

     Any such proposals or notices should be directed to the attention of the Secretary, N.E.T., 800 Saginaw Drive, Redwood City, California 94063.

                                   By order of the Board of Directors,

                                   CRAIG M. GENTNER
                                   SECRETARY

February 5, 1998

                      NETWORK EQUIPMENT TECHNOLOGIES, INC.
                        1998 EMPLOYEE STOCK PURCHASE PLAN

PURPOSE. The Network Equipment Technologies Employee Stock Purchase Plan (the
     "Plan") is designed to foster continued employee retention and cordial employee relations, to encourage and assist employees of Network Equipment Technologies, Inc. (the "Company") and its designated subsidiaries, to acquire stock in the Company, and to help them provide for their future financial security. This Plan is the successor to the Company's 1990 Employee Stock Purchase Plan ("1990 Plan").

SHARES SUBJECT TO PLAN.

     NUMBER OF SHARES: The Company has reserved for purchase under the Plan a total of 600,000 shares of its Common Stock (the "Shares") plus shares remaining under the 1990 Plan after April 30, 1998 (collectively "share limitation"). Shares sold under the Plan may be newly or previously issued shares, but all shares issued under the Plan, regardless of source, shall be counted against the share limitation.

     ADJUSTMENTS: In the event of any reorganization, recapitalization, stock split, reserve stock split, stock dividend, combination of shares, merger, consolidation, offering of rights or other similar change in the structure of the capital stock of the Company, the Company may make such adjustment, if any, as it may deem appropriate in the number, kind, and subscription price of the securities available for purchase under the Plan and in the maximum number of securities that a member is entitled to purchase. The Company may also make further adjustments to cause the Plan to qualify under Section 423 or any successor provision of the Internal Revenue Code of 1986, as amended (the "Code"), if and to the extent that it deems such qualification necessary or desirable.

ADMINISTRATION. The Plan shall be administered by such officers and employees of the Company or other persons as the Company's Board of Directors from time to time may select (the "Plan Committee"). All costs and expenses incurred in administering the Plan shall be paid by the Company, provided that any taxes applicable to a member's participation in the Plan may be charged to the member by the Company.

     The Plan Committee may make such rules and regulations as it deems necessary to administer the Plan and to interpret the provisions of the Plan. Any determination, decision, or action of the Plan Committee in connection with the construction, interpretation, administration, or application of the Plan or any right granted under the Plan shall be final, conclusive, and binding upon all persons.

     No member of the Plan Committee shall be liable for any determination, decision, or action made. The Plan Committee may delegate the administration of the Plan to Corporate Officers and their designees.

     The Plan Committee may set date or dates of each "Offering Period", not to exceed 24 months for each such period, under this Plan. Offering Periods may have multiple "Purchase Periods" as set by the Plan Committee. Subject to stockholder approval of this Plan, the initial Offering Period is scheduled to commence on May 1, 1998 and to end on April 30, 1999 and to have three Purchase Periods of four months each.

ELIGIBILITY. Any "employee" (as defined below) who regularly is engaged in the rendition of personal services to the Company or its designated subsidiaries 20 hours per week or more and five months or more in any calendar year (except any employee who would own, directly or indirectly, five percent or more of the total combined voting power or value of all classes of stock of the Company or any of its subsidiaries immediately after Shares are purchased under the Plan) shall be an "employee" and eligible to become a member of and to participate in the Plan beginning on the first Enrollment Date following his or her employment with the Company or a designated subsidiary. Employees who participated under the 1990 Plan and who are employees as defined in this section of this Plan are eligible to participate under this Plan. Individuals who are classified by the Company as independent contractors shall not be eligible to be members unless and until such individuals are reclassified as common law employees for federal income and federal employment tax purposes.

     For purposes of the Plan: "employee" shall mean any individual carried as an "employee" on the payroll records of the Company or a designated subsidiary at the relevant time or times; "subsidiary" shall mean any corporation in an unbroken chain of corporations beginning with the Company if, as of a given Enrollment Date, each of the corporations other than the last corporation in the chain owns stock possessing 50 percent or more of the total combined voting power of all classes of stock in one of the other corporations in the chain. Employees who participate under the Plan are referred to herein as "members".

PARTICIPATION.

     ENROLLMENT: Any eligible employee may enroll in the Plan as of the first trading day of each Offering Period or Purchase Period or such other date or dates chosen by the Plan Committee (each such date is an "Enrollment Date"). Enrollment during any Offering Period may be subject to limitations or conditions set by the Plan Committee. To enroll, an eligible employee must deliver to the Company a completed and signed Employee Stock Purchase Plan Subscription Agreement, substantially in the form provided by the Company, indicating the employee's acceptance of the Plan and agreement to participate in the Plan. Forms must be received by the Company no later than an Enrollment Date and shall be effective as of such Enrollment Date. Participation in the Plan is entirely voluntary.

     RE-ENROLLMENT UPON EXPIRATION OF OFFERING PERIOD: At the end of a then-current Offering Period, each member automatically shall be enrolled in the next succeeding Offering Period (a "Re-enrollment") unless, in a manner and at a time specified by the Company, but in no event later than the day before the first day of such succeeding Offering Period, a member notifies the Company in writing of the member's desire not to be so enrolled. Re-enrollment shall be at the same percentage of contributions as the member's prior participation unless the member by timely written notice changes the percentage of contribution. No member shall be automatically re-enrolled whose participation terminates by operation of Section 9 or who, during the preceding Offering Period, has eliminated his or her percentage of contribution or has notified the Company in writing of his or her withdrawal from participation in the Plan.

     AUTOMATIC RE-ENROLLMENT ON LOWER PRICE ENROLLMENT DATE: If the fair market value of the Company's Common Stock is lower on any Enrollment Date (the "Lower Price Enrollment Date") than it was on the Enrollment Date on which a participating member last enrolled in the Plan, the member shall be deemed to have re-enrolled in the Plan on such Lower Price Enrollment Date for the next succeeding Purchase Period.

MEMBER'S CONTRIBUTIONS. Each member shall make contributions by payroll deduction of any whole percentage up to a "maximum rate" of fifteen percent (15%) of the member's gross pay per pay period ("gross pay"), as designated by the member. Gross pay shall include the regular basic earnings paid to a member by the Company or a subsidiary. There shall be excluded from the calculation of gross pay (a) all overtime payments, bonuses, commissions, profit-sharing distributions and other incentive-type payments, and (b) all contributions made by the Company or its corporate affiliates for the member's benefit under any employee benefit or welfare plan now or hereafter established. Contributions shall not be made other than in accordance with this Section 6.

     At any time, a member may elect in writing to stop making contributions under the Plan. An election to stop contributions will take effect on the soonest practicable payroll date following receipt by the Company of the written election. Any election by a member to stop his or her payroll deductions shall be deemed to be an election to withdraw from the Plan effective immediately following the purchase of Shares on the next Purchase Date. Such member may not re-enroll until the commencement of a new Offering Period.

     At any time prior to the start of a new Purchase Period, a member may elect in writing to increase (up to the maximum rate) or decrease (down to 1%) his or her rate of contribution by any whole percentage, for such subsequent Purchase Period or Periods.

     Notwithstanding any other provision of the Plan, no member may receive a right to acquire Shares under the Plan (and all other employee stock purchase plans of the Company and its subsidiaries that are qualified or intended to be qualified under Section 423 or any successor provision of the Code) that accrues at a rate in excess of $25,000 of fair market value of such Shares for any calendar year (determined as of the Enrollment
     Date).

     Employee contributions may be commingled with other Company funds free of any obligation of the Company to pay interest on such funds, but shall be credited to each member as soon as practicable after each withholding.

PURCHASE RIGHTS.

     GRANT OF PURCHASE RIGHTS. Enrollment or Re-enrollment of a member in the Plan on an Enrollment Date will constitute the grant by the Company to the member of limited rights to purchase Shares under the Plan. Upon enrollment, unless otherwise determined by the Plan Committee, a member will become eligible for the grant of purchase rights for up to the maximum permitted by Section 423 or such smaller number as authorized by the Plan Committee or by operation of this Plan, before the Enrollment Date.

     TERMS AND CONDITIONS OF PURCHASE RIGHTS. Each purchase right granted under the Plan shall have the following terms:

     whether or not Shares have been purchased thereunder, the purchase right will expire on the earliest to occur of (A) the completion of the purchase of Shares on the last Purchase Date occurring within 24 months after the Enrollment Date on which such purchase right was granted, or such shorter period as may be established by the Board of Directors from time to time before an Enrollment Date for all purchase rights to be granted on such Enrollment Date, or (B) the date on which participation of such member in the Plan terminates for any reason;

     payment for Shares purchased under the purchase rights will be made only through payroll deduction in accordance with Section 6;

     purchase of Shares upon exercise of the purchase rights will be accomplished only in installments in accordance with Section 8;

     the purchase price per Share under the purchase rights will be determined as provided in Section 8; and


     the purchase rights will in all respects be subject to the terms and conditions of the Plan, as interpreted by the Plan Committee from time to time.

ISSUANCE OF SHARES. On the last day of trading of each Purchase Period during an Offering Period (each a "Purchase Date"), so long as the Plan shall remain in effect, the Company shall apply the funds then credited to each member's account to the purchase of whole Shares. The cost or charge to each member's account shall be the lower of 85 percent of the fair market value of one share of the Company's Common Stock on the applicable Enrollment Date or on the Purchase Date, which date shall be the last day on which the Company's stock is traded during a Purchase Period, as determined in good faith by the Plan Committee, multiplied by the number of Shares purchased.

     On each Purchase Date, if funds are still credited to a member after the purchase of Shares, then (a) if such funds exceed the purchase price of a whole share under the Plan, there shall be refunded to the member an amount equal to the purchase price of the maximum number of whole shares such funds would cover under the Plan, and (b) any remaining funds shall be held for purchases on the next succeeding Purchase Date. Upon the effective date of a member's written election to withdraw from participation in the Plan for the then-current Offering Period, any funds then credited to the member shall be refunded to the member. The Company shall, promptly after each Purchase Date so long as the Plan is in effect, issue to the member entitled thereto the Shares purchased by the member under the Plan.

TERMINATION OF MEMBERSHIP. A member's participation in the Plan shall terminate, and no Shares may thereafter be purchased by such member under the Plan,
     (a) when the member ceases to be employed by the Company and its subsidiaries for any reason whatsoever, (b) when the member dies, or (c) 90 days after the member ceases to receive any compensation from the Company and its subsidiaries unless, in the case of (c) above, (i) such cessation is due to a leave of absence in accordance with policies of the Company or approved by the person or persons appointed by the Plan Committee, and (ii) the member's right to reemployment is guaranteed by statute or contract.

WITHDRAWAL OF FUNDS. Except as otherwise provided under this Plan, a member may not withdraw all or part of the funds credited to him or her under the Plan at any time before the funds are used to purchase Shares.

BENEFICIARY. Each member may designate in writing one or more beneficiaries and may, in such member's sole discretion, change such designation from time to time. Any such designation shall be effective only after receipt by the Company and shall be controlling over any disposition by will or otherwise.

     Upon the death of a member, amounts credited to the member shall be paid in cash to the beneficiary or beneficiaries designated by the member or, in the absence of such designation, to the executor, administrator, or other legal representative of the member's estate. Such payment shall relieve the Company of further liability under the Plan on account of the member. If more than one beneficiary is designated, each beneficiary shall receive an equal portion of the account unless the member gave contrary instructions in such designation.

MODIFICATION, TERMINATION. The Company expects to continue this Plan until such time as all of the Shares reserved for purchase under the Plan have been purchased. However, the Company reserves the right to amend, alter, or terminate the Plan at any time. No amendment shall require stockholder approval, except:

     for an increase in the number of shares reserved for purchase under the Plan;

     to the extent required for the Plan to comply with Section 423 of the Code;

     to the extent required by other applicable laws, regulations or rules; or

     to the extent the Board otherwise concludes that stockholder approval is advisable.

     The Board of Directors may elect to terminate any or all outstanding enrollments at any time. If the Plan is terminated, the Board may also elect to terminate enrollments before, or upon completion of, the purchase of Shares on the next Purchase Date, or to permit enrollments to expire in accordance with their terms (and participation to continue through such expiration dates). If enrollments are terminated before expiration, any funds contributed to the Plan that have not been used to purchase Shares shall be returned to the members as soon as administratively feasible.

     If at any time the Shares available under the Plan are over-enrolled, enrollments shall be reduced proportionately to eliminate the over-enrollment. Any funds that cannot be applied to the purchase of whole Shares due to over-enrollment shall be refunded to members as soon as administratively feasible. Further, if additional shares of Common Stock are added to the Plan, the Company may, in its discretion, adjust the purchase price of those shares or have such shares available, in whole or in part, only for purchase rights granted subsequent to stockholder approval of such additional shares.

ASSIGNABILITY OF RIGHTS; CREATION OF LIENS. No rights of any member under the
     Plan shall be assignable by the member, by operation of law or otherwise, and no person may create a lien on any funds, securities or any other property, except to the extent that there has been a designation of a beneficiary or beneficiaries in accordance with the Plan, and except to the extent permitted by the laws of descent and distribution if such beneficiary is not designated. Prior to the purchase of any Shares under the Plan, each member shall be required to sign a statement to the foregoing effect. A member's right to purchase Shares under the Plan shall be exercisable only during the member's lifetime and only by the member.

PARTICIPATION IN OTHER PLANS. The Plan shall not affect an employee's right to participate in and receive benefits under the then-current provisions of any pension, insurance or other employee benefit plan or program of the Company or a subsidiary.

REPORTS. The Company shall make available to members copies of all communications with holders of Common Stock, including annual and interim reports. In connection with the issuance of Shares under the Plan, the Company shall provide each member with a summary of such member's total contributions during the preceding Offering Period, and the number of Shares purchased, purchase price and the balance of funds, if any, in the member's account.

EQUAL RIGHTS AND PRIVILEGES. It is intended that, except as may be determined by the Board of Directors, members shall have equal rights and privileges with respect to the Plan.

APPLICABLE LAW. The interpretation, performance and enforcement of the Plan shall be governed by the laws of the State of California.

APPROVAL. The Plan was approved by the Board of Directors on January 13, 1998 and by the stockholders of the Company on __________________, 1998.

                      NETWORK EQUIPMENT TECHNOLOGIES, INC.
PROXY                                 PROXY
                               800 Saginaw Drive,
                             Redwood City, CA 94063

                THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF
                DIRECTORS OF NETWORK EQUIPMENT TECHNOLOGIES, INC.

The undersigned revokes all previous proxies, acknowledges receipt of the Notice of Special Meeting of Stockholders and the Proxy Statement and appoints Joseph
J. Francesconi and Craig M. Gentner and each of them, the Proxy of the undersigned, with full power of substitution, to vote all shares of Common Stock of Network Equipment Technologies, Inc. (the "Company") held of record by the undersigned on January 30, 1998, either on his or her own behalf or on behalf of any entity or entities, at the Special Meeting of Stockholders of the Company to be held March 10, 1998, and at any adjournment or postponement thereof, with the same force and effect as the undersigned might or could do if personally present. The shares represented by this Proxy shall be voted in the manner set forth below.

1. To vote on a proposal to approve and adopt the Network Equipment Technologies, Inc. 1998 Employee Stock Purchase Plan (the "1998 Purchase Plan") and to authorize issuance of up to 600,000 shares of the Company's Common Stock under the 1998 Purchase Plan.

             ___ FOR             ___ AGAINST            ___ ABSTAIN

                     (PLEASE DATE AND SIGN ON REVERSE SIDE)

This Proxy, when properly executed, will be voted in the manner directed herein. THIS PROXY WILL BE VOTED FOR THE PROPOSAL IF NO SPECIFICATION IS MADE. Abstentions have the same effect as a vote "Against" the proposal.

Please sign exactly as your name(s) is (are) shown on the share certificate to which the Proxy applies. When shares are held by joint tenants, both should sign. When signing as an attorney, executor, administrator, trustee or guardian, please give full title, as such. If a corporation, please sign in full corporate name by the President or other authorized officer. If a partnership, please sign in the partnership name by an authorized person.


                                   Dated:___________________________, 1998

                                             PLEASE MARK, SIGN, DATE AND
Signature                                    RETURN THE PROXY CARD PROMPTLY
                                             USING THE ENCLOSED ENVELOPE





Signature if held jointly